EXHIBIT 99.1


                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons or entities named below agree to the joint filing on behalf of each of them of this Amendment No. 1 to Schedule 13D with respect to the common stock of the Company and further agree that this Joint Filing Agreement be included as an exhibit to this Amendment No. 1 to Schedule 13D. In evidence thereof, the undersigned hereby execute this Joint Filing Agreement as of the 23rd day of March, 2000.

                                               /s/ BRUCE W. YOUNG
                                               ---------------------------------
                                               Bruce W. Young

                                               GLOBAL BUSINESS CONSULTANTS INC.



                                               By: /s/ BRUCE W. YOUNG
                                                  ------------------------------
                                                  Bruce W. Young
                                                  President


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